UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EASTSIDE DISTILLING, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 21, 2025

TO THE STOCKHOLDERS:

Notice is hereby given that a special meeting of stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 11:00 a.m., Eastern Time, on January 21, 2025. The meeting will be a virtual meeting to be held as a listen-only conference call by calling 877-407-3088 (Toll Free). There will not be a physical meeting location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com The meeting will be held for the following purposes:

1.

To adopt and approve an amendment to our Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share, to 100,000,000 from 6,000,000 (the “Charter Amendment Proposal”); and

2.

If the special meeting is convened and a quorum is present, but there are not sufficient votes to approve the Charter Amendment Proposal, the proxy holders may move to continue, adjourn, or postpone the special meeting to enable our Board of Directors to solicit additional proxies; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on December 19, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at this meeting or any adjourned meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

The Company is furnishing proxy materials through the Internet in addition to mailing paper copies of the materials to stockholders of record. Whether you are a stockholder of record or not, you may also have access to the material for the special meeting by visiting www.EAST.vote.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by email or fax, or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of the proxy statement and the instructions on the proxy card relating to the special meeting. We would appreciate receiving your proxy at your earliest convenience.

By Order of the Board of Directors

Geoffrey Gwin

CEO

Monroe, Connecticut

December 20, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 21, 2025. The proxy statement is available at www.EAST.vote.

EASTSIDE DISTILLING, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 21, 2025

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Eastside Distilling, Inc., a Nevada corporation, for use at the special meeting of stockholders (the “Special Meeting”) to be held on January 21, 2025 at 11:00 a.m., Eastern time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The special meeting will be a virtual meeting held as a listen-only conference call. Our telephone number at our principal executive offices is (458) 800-9154. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Eastside Distilling, Inc.

On or about December 20, 2024, we are mailing to stockholders entitled to vote at the Special Meeting, proxy materials for the Special Meeting, including this proxy statement and a form of proxy card or voting instruction card.

What is the purpose of the special meeting?

At special meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the following:

●	To adopt and approve an amendment to our Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share, to 100,000,000 from 6,000,000 (the “Charter Amendment Proposal”); and

●	If the special meeting is convened and a quorum is present, but there are not sufficient votes to approve the Charter Amendment Proposal, the proxy holders may move to continue, adjourn, or postpone the special meeting to enable our Board of Directors to solicit additional proxies (the “Adjournment Proposal”).

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the special meeting.

Who is entitled to vote?

The Board of Directors has set December 19, 2024 (the “Record Date”) as the record date for the Special Meeting. If you were a holder of record of any class of our voting stock at the close of business on the Record Date, you are entitled to receive notice of the meeting and to vote your shares at the meeting and at any postponement or adjournment thereof. Holders of the Company’s common stock are entitled to one vote per share. Holders of the Company’s Series B Preferred Stock are entitled to 0.016129 votes per share of Series B Preferred Stock. Holders of the Company’s Series F Preferred Stock are non-voting. Holders of the Company’s Series F-1 Preferred Stock are being solicited solely for their vote on the Proposals set forth herein, and will not be entitled to vote on other matters other than pursuant to a separate proxy statement at a special meeting as more fully described under “Separate Approval Matter” below.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Transfer Online, Inc., then you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. You are considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All holders of voting stock as of the record date, or their duly appointed proxies, may attend the meeting online.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

What is a proxy statement?

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The Nasdaq Stock Market (“Nasdaq”).

How many shares must be present to hold the meeting?

At least one-third of the shares entitled to vote at the meeting must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present in person at the meeting; or
●	you have properly submitted a proxy by mail, email, fax or internet.

As of market close on December 19, 2024, the record date, 4,689,503 shares of our common stock and 2,500,000 shares of our Series B Preferred Stock were outstanding. Only our common stock, Series B Preferred Stock and Series F-1 Preferred Stock is entitled to vote at the Special Meeting. Because holders of common stock, holders of Series B Preferred Stock which are entitled to 0.016129 votes per share (40,322 votes) and holders of our Series F-1 preferred stock voting (who may be entitled to vote on an as-converted basis) are the only shares entitled to vote, there are a total of 4,729,825 votes entitled to be cast at the Special Meeting. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker, or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

●	electronically, using the internet; or
●	by completing, signing, and mailing, faxing or emailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

The internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expenses by submitting your vote by internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please access a proxy card in the materials available on the internet or request a proxy card from us and return your signed proxy card to us before the special meeting.

If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust, or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.” Proposal one will be considered a “non-discretionary” item.

Stockholders will not be able to attend the Special Meeting in person. If you were a stockholder of record as of the Record Date, you may access the virtual meeting by calling 1-877-407-3088 (Toll Free) and presenting the unique 12-digit control number on the proxy card.

If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our inspector of election for the special meeting, Equity Stock Transfer, LLC, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer, LLC no later than 5:00 p.m. Eastern Time, on January 16, 2025 (unless the meeting has been adjourned in which case a new date will be announced). You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer, LLC. At the time of the meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number.

Online access to the Special Meeting will open at 10:45 a.m. Eastern Time to allow time for stockholders to call-in prior to the start of the Special Meeting. You may vote during the Special Meeting by following the instructions available on www.EAST.vote during the meeting.

Whether or not stockholders plan to participate in the virtual-only Special Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Special Meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by internet, vote once for each proxy card or voting instruction form you receive.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by internet and do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR PROPOSAL NO. 1 To adopt and approve an amendment to our Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share, to 100,000,000 from 6,000,000;
●	FOR PROPOSAL NO. 2 If the special meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, our proxy holders may move to continue, adjourn, or postpone the special meeting at that time to enable our Board of Directors to solicit additional proxies; and
●	IN THE DISCRETION OF the persons named as proxies as to all other matters that may be properly presented at the special meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by internet, email, fax or mail, by voting in person at the meeting, or by delivering to our Company a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust, or other nominee regarding how to revoke your proxy and change your vote.

What is the vote required to approve each matter?

Proposal No. 1: Charter Amendment Proposal. The affirmative vote of the holders of a majority of the voting power in the Company is required to approve this proposal. For purposes of counting votes on this matter, abstentions and broker non-votes will have the effect of voting against the matter.

Proposal No. 2: The Adjournment Proposal. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting is necessary to approve the Adjournment Proposal. For purposes of counting votes on this matter, abstentions and broker non-votes will have the effect of voting against the matter.

Voting Agreements

The Company has entered into Voting Agreements (each a “Voting Agreement” and collectively “Voting Agreements”) with certain stockholders owning a total of 1,473,762 shares of our common stock and 2,500,00 shares of our Series B Preferred Stock. Under the terms of each Voting Agreement, the stockholder is obligated vote their shares subject to the Agreement is favor of the Charter Amendment Proposal and the Adjournment Proposal.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting other than the matters described in this proxy statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the special meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

What happens if the Special Meeting is postponed?

Your proxy may be voted at the postponed meeting. You will still be able to change your proxy until it is voted.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

●	FOR PROPOSAL NO. 1, the approval of the Charter Amendment Proposal; and
●	FOR PROPOSAL NO. 2 the Adjournment Proposal.

Who pays for this proxy solicitation?

All costs incurred by the Board of Directors in soliciting proxies will be borne by the Company. Our directors, officers, and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth information as of December 19, 2024 as to each person or group who is known to us to be the beneficial owner of more than 5% of any class of our outstanding voting securities and as to the voting security and percentage ownership of each of our executive officers a

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of December 19, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name	Common Stock Beneficially Owned (1)(6)	Common Stock Percentage (1)(6)
Geoffrey Gwin, Chief Executive Officer and Director(5])	635,751	12.7%
Christopher R. Moe, Chief Financial Officer	-	-
Nicholas R. Liuzza, Jr., Chief Executive Officer of Beeline	49,000	1.1%
Eric Finnsson, Director (2)	19,880	*
Stephanie Kilkenny, Director (3)	154,514	3.1%
Robert Grammen, Director (4)(5)	124,650	2.5%
Joseph Freedman, Director	-	-
Joseph Caltabiano, Director	-	-
Totals	983,795	20.4%	%

*Less than 1%.

(1) Based upon 4,729,825 shares of voting common stock of which 40,322 represents Series B Preferred Stock as of December 19, 2024 held by the named person voting on an as-converted basis in accordance with the Certificate of Designation therefore. Amounts set forth in Common Stock beneficially owned give effect to shares of Common Stock underlying derivative securities including vested stock options, warrants and convertible preferred stock.

(2) Includes shares underlying vested stock options.

(3) Includes shares held in Ms. Kilkenny’s capacity as trustee of the Stephanie A. Kilkenny Trust, shares issuable upon exercise of warrants held by TQLA, LLC, which Ms. Kilkenny, together with her spouse, owns and controls; and warrants held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust. Mr. Kilkenny is the spouse of the Reporting Person.

(4) Includes shares underlying vested stock options.

(5) All of the shares owned by Mr. Grammen and 355,751 of the shares owned by Mr. Gwin are subject to Voting Agreements pursuant to which such shares must be voted in favor of the Charter Amendment Proposal and the Adjournment Proposal.

(6) The Series F-1 is convertible into Common Stock by dividing the stated value ($0.50 per share) by the conversion price ($0.50 per share). The Series F-1 has voting rights on an as-converted basis. The number of shares of Common Stock into which a holder may convert Series F-1 will be limited by a beneficial ownership limitation, which is 4.99%. That beneficial ownership limitation does not, however, apply to holders who are subject to Section 16 of the Exchange Act by virtue of being an executive officer or director of the Company. As of December 13, 2024, the Company is in the process of evaluating the timing of the conversion and voting rights of the Series F-1 and whether the Series F-1 may vote at the special meeting. If voted, it would be expected that the Series F-1 holders would vote “for” the Charter Amendment Proposal and the Adjournment Proposal.

Series B Preferred Stock

The following table sets forth information as of December 19, 2024 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding Series B preferred stock. As of December 19, 2024, we had 2,500,000 shares of Series B preferred stock outstanding representing a total of 40,322 votes.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder.

Name And Address	Number of Series B Preferred Shares Beneficially Owned	Percentage Owned
5% Stockholders:
Crater Lake Pte Ltd (1)	2,500,000	100.00%
883 North Bridge Road #06-05 Southbank Singapore 198785

(1) All of the shares are subject to a Voting Agreement pursuant to which such shares must be voted in favor of the Charter Amendment Proposal and the Adjournment Proposal.

PROPOSAL NO. 1

THE CHARTER AMENDMENT PROPOSAL

Overview

Currently the Company has fewer authorized shares of common stock than have been reserved for issuance under the Company’s outstanding derivative securities, and as a result, has inadequate shares of common stock available for capital raising transactions, including issuance of new shares of common stock, preferred stock, warrants and options.

As of December 19, 2024, there were: 6,000,000 shares of the Company’s common stock authorized and a total of 4,689,503 shares of common stock issued and outstanding. In addition, there were derivative securities outstanding that are convertible or (in the case of options and warrants) exercisable to purchase a minimum of 2,271,751 shares of common stock. Because the terms of the derivative securities include provisions which could cause a change in the conversion ratio or exercise price of the derivative securities, the governing instruments for the derivative securities require the Company to reserve a total of 4,318,904 shares of common stock for issuance upon the conversion or exercise of the derivative securities.

Separate Approval Matter

These foregoing amounts exclude all shares issuable upon the conversion of Series F and Series F-1 shares issued in connection with a recent acquisition which may not be converted into common stock on the record date due to the reservation for existing derivative securities and the stockholder approval requirements applicable to such acquisition and issuances under the NASDAQ rules (the “Separate Approval Matter”). As of the date of this proxy, a meeting to approve such acquisition has not been scheduled.

After consideration, our Board of Directors determined it would be in the best interest of the Company and its stockholders to seek stockholder approval for an amendment to the Articles of Incorporation which would increase the number of authorized shares of common stock for various reasons as described below. The form of the amendment is attached hereto as Appendix A. It would increase the total number of authorized shares of common stock to 100,000,000 from 6,000,000 shares. We are not requesting any change to the authorized number of shares of preferred stock, which would remain unchanged at 100,000,000 shares.

Rationale for the Amendment and Factors to Consider

Shares of our common stock are required for various purposes, including for: (i) capital-raising, financing or refinancing transactions involving the issuance of shares of our common stock, the issuance of convertible securities or the issuance of other equity securities; (ii) future acquisitions and investment opportunities; (iii) strategic business transactions; (iv) current or future equity compensation plans; (v) stock splits; (vi) stock dividends; (vii) other corporate purposes; and (viii) satisfaction of our existing obligations under derivative securities issuances.

Further, additional common stock is necessary and would be useful in the future in order satisfy the continued listing requirements of NASDAQ. There can be no assurance that we will continue to satisfy the requirements for continued listing of our common stock on the NASDAQ Capital Market, even should the Charter Amendment Proposal be approved.

Companies listed on the NASDAQ Capital Market, such as us, are required to meet NASDAQ Continued Listing Standards which includes a minimum stockholders’ equity of $2.5 million, which additional shares of our authorized common stock being available for sale could permit us to satisfy in the future if we were able to sell additional shares of our authorized common stock or derivative securities convertible into common stock in the future. In 2024, the Company failed to comply with two applicable Nasdaq Listing Rules, and received non-compliance letters. One letter is financial in nature. The Company has been notified that Nasdaq is continuing to monitor its compliance with Nasdaq Listing Rule 5550(b)(1), which requires a listed company to maintain stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Rule”). While the Company believes it has regained compliance with the Stockholders Equity Rule as the result of its Merger with Beeline, there can be no assurances that Nasdaq will ultimately agree. The second deficiency relates to the minimum bid price being below $1.00. While we have a stockholders meeting scheduled for December 23, 2024, at which we are asking our stockholders to approve a reverse stock split in the range of 1-for-2 to 1-for-10, there are no assurances that this proposal will pass. Further, once we implement a reverse stock split, we may again fail to meet the minimum bid price in which case our Common Stock will be delisted. If the Company’s Common Stock is delisted it would negatively impact the Company’s ability to raise capital, and negatively impact our stockholders’ ability to trade their Common Stock.

At this time, we have no specific plans, arrangements or understandings to issue any of the shares of common stock that would be authorized by the Charter Amendment Proposal (other than to remedy defaults as a result of shortfall in our reserves for derivative securities). Although we have not proposed increasing the authorized number of shares of common stock with the intention of using the additional shares for anti-takeover purposes, the additional shares could make it more difficult to or discourage an attempt to acquire control of the Company.

The issuance of any shares of common stock, or securities convertible into common stock, in connection with any financing or refinancing or acquisition transaction, may dilute the proportionate ownership and voting power of existing stockholders and depress the market price of our common stock. Although the future issuance of additional shares of common stock would dilute the relative ownership interests of existing stockholders, our Board believes that having the flexibility to issue additional shares in appropriate circumstances could increase the overall value of the company to our stockholders.

Effect of Approval

Approval of Proposal 1 will constitute approval of the amendment to Section 4.1 of our Articles of Incorporation, attached hereto as Appendix A. If Proposal 1 is approved, the Company intends to file the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, and Proposal 1 will become effective at the time of that filing.

Dissenter’s Rights of Appraisal

Any stockholders who dissent from the Charter Amendment Proposal have no right to appraisal under the Nevada Revised Statutes, our Articles of Incorporation, or our bylaws.

Required Vote and Recommendation

In accordance with our Articles of Incorporation and Nevada law, approval and adoption of this Charter Amendment Proposal requires the affirmative vote of a majority of the voting power held by all stockholders. Abstentions and broker non-votes will have the effect of voting against the Charter Amendment Proposal. Each of our officers and directors and the holders of Series B Preferred Stock have indicated their intention to vote “For” Proposal number 1, the Charter Amendment Proposal, and each of the stockholders that are parties to a Voting Agreement are obligated to vote all of the shares subject to such Agreement “For” Proposal number 1, the Charter Amendment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

PROPOSAL NO. 2

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal No. 1, our proxy holders may move to continue, adjourn, or postpone the Special Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could continue, adjourn, or postpone the Special Meeting and any continued, adjourned, or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could continue, adjourn, or postpone the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary to continue, adjourn, or postpone the Special Meeting, no notice of the continued, adjourned, or postponed meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is continued, adjourned, or postponed, so long as the meeting is continued, adjourned, or postponed for 30 days or less and no new record date is fixed for the continued, adjourned, or postponed meeting. At the continued, adjourned, or postponed meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of the Adjournment Proposal requires that the majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal vote for approval. Abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against the Adjournment Proposal. Each of our officers and directors and the holders of Series B Preferred Stock have indicated their intention to vote “For” Proposal number 2, the Adjournment Proposal, and each of the stockholders that are parties to a Voting Agreement are obligated to vote all of the shares subject to such Agreement “For” Proposal number 2, the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Special Meeting.

HOUSEHOLDING

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one set of proxy materials. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders will be householding our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 755 Main Street, Building 4, Suite 3, Monroe, CT 06468, or by telephone at (458) 800-9154. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 755 Main Street, Building 4, Suite 3, Monroe, Connecticut 06468, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

APPENDIX A

Section 4.1 of the Company’s Amended and Restated Certificate of Incorporation shall be amended to read as follows:

4.1 The aggregate number of shares that the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares, consisting of (i) ONE HUNDRED MILLION (100,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”); and ONE HUNDRED MILLION (100,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

This proxy is solicited on behalf of the Board of Directors

EASTSIDE DISTILLING INC

VOTE BY INTERNET - www.EAST.vote

Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on January 21, 2025. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (347)-584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

The undersigned hereby appoints Mr. Geoffrey Gwin, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock, of Eastside Distilling Inc., (the "Company"), which the undersigned is entitled to vote at the Special Meeting of stockholders of the Company to be held at 11:00 a.m. Eastern Time, on January 21, 2025, (the "Special Meeting") to be held virtually by calling 877-407-3088 (toll free) or +1-877-407-3088 (International), and any adjournment or adjournment or postponement thereof. There will not be a physical meeting location.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date